EXHIBIT 99.4

Meadow Valley Corporation

Presentation to:

Board of Directors

March 6, 2007

By:

CD Capital Management LLC

I.          Operational and Market Issues

II.       Corporate Governance Issues

III.    Resulting Valuation Disconnect

IV.   Analysis of Shareholder Base

V.      Potential Strategic Alternatives

VI.   Appendix

Table of Contents

I.                      Operational and Market Issues

We believe that the following operational and market issues are having a significant negative affect on the Company’s Stock Price:

   Small Size of Enterprise

Hampers Company’s Ability to Win New Business and Attract
Institutional Shareholder Base; Lack of Operating Leverage and
Bonding Constraints

Customer Concentration, Volatility in Contracts/Backlog

Lack of Wall Street Sponsorship

   Public Ownership Issues

Sarbanes-Oxley Costs come into effect in 2007 (~$500k - $1 MM)

Float/Liquidity

Agency Risk

I.                      Operational and Market Issues

Operational Issues

History of Inconsistent Profitability

Low (but improving) Operating Margins

PIPE Financing

Insider Ownership

Only Two Directors Own Stock!

Insider Selling and Lack of Insider Buying

II.                Corporate Governance Issues

Recently Enacted Poison Pill (15%)

Staggered Board

No Chairman of the Board

Restrained Communication with Owners

Expertise on Current BOD Limited to Industry

No “ownership” represented on BOD

III.         Resulting Valuation Disconnect

Note: Comparable Company Index made up of: GVA, STRL, PCR, MTRX and RMIX.

60

70

80

90

100

110

120

130

2/28/06

3/28/06

4/28/06

5/28/06

6/28/06

7/28/06

8/28/06

9/28/06

10/28/06

11/28/06

12/28/06

1/28/07

2/28/07

Comparable Company Index: 6.0%

MVCO: (17.2%)

Dow Jones Heavy Construction Index: 6.2%

Dow Jones MicroCap Index: 5.9%

III.         Resulting Valuation Disconnect

(1) Assumes reported results plus a pro-forma Sarbanes-Oxley expense of $500,000 per year.

(2) Comparable Company Index made up of: GVA, STRL, PCR, MTRX and RMIX.

(3) CD Capital estimate of potential Intrinsic Value; assumes 7.8x – 8.7x EBITDA.

Operating Efficiency

LTM Market Multiples

8.0x

0.6x

N/A

N/A

N/A

N/A

Comparable
Sales (see
Appendix)

10.3x

0.7x

6.9%

5.6%

5.6%

11.2%

Comparable
Company
Index(2)

5.1x

0.4x

6.8%

3.8%

6.0%

9.8%

MVCO(1)

EBITDA

Sales

EBITDA
Margin

Operating
Margin

SG&A as
% of Sales

Gross
Margin

Company

Enterprise Value

Potential
Intrinsic
Value(3)

$19-$21

0.6-0.7x

8.0-10.3x

IV.          Analysis of Shareholder Base

Major Holders of Meadow Valley (MVCO)

As of 12/31/2006

Holder

Shares Held

% Outstanding

Latest Change

Filing Date

North Atlantic Value

400,124

8.01%

50,124

09/06

Kim Lewis

392,000

7.84%

-

04/06

Tontine (Jeffrey Gendell)

344,452

6.89%

-

12/06

Praesidium

327,701

6.56%

(18,600)

12/06

CD Capital (John Ziegelman)

215,100

4.30%

-

10/06

AXA

183,512

3.67%

6,733

12/06

Wellington

169,296

3.39%

46,496

12/06

TCMP3 Partners

148,656

2.97%

P (48,656 prior to PIPE)

11/06

Robert W. Baird

138,975

2.78%

1,200

12/06

Barclays Global Investors

130,622

2.61%

169

12/06

   Top 10 Holders

2,450,438

49.02%

Note: Assumes total basic shares outstanding of 4,998,416. “P” denotes participated in October 2006 PIPE.

IV.          Analysis of Shareholder Base

Of the seven insiders (board members and officers), only two own stock:

Brad Larson, CEO, beneficially owns 97,462 shares (758 shares bought in open market since 1997)

Kenneth Nelson, CAO and Director, beneficially owns 75,918 shares (689 shares bought in open market since 1997)

Board Members Charles Cowan and Charles Norton have sold out of stock (which was obtained by options exercise) in January 2007 and December 2006, respectively

Don Patterson, a newly elected board member, has not acquired any stock

Officers David Doty and Alan Terrill own no stock, with Alan Terrill recently selling out of his holdings in December 2006

Three officers/directors have sold out of their stock positions in the last 2-3 months

Insiders currently own approximately 3.5% of total shares outstanding

V. Potential Strategic Alternatives

A strategic alternatives review does not compel action, it provides potential alternatives for an untenable situation: the undervaluation of MVCO stock.

    MVCO Management and BOD’s have a number of highly viable options to enhance value for shareholders:

Option 1: Sell remaining interest in RMX, cure operational and governance issues, use
RMX proceeds to support current bonding needs and to acquire E&C companies to build scale

Over time, we believe valuation discount ascribed to market and operational issues should dissipate, bringing stock back into fair value range

Allows Company to become pure-play E&C company, thus opening doors to Wall
Street and Institutional owner communities

Bonding is increased which allows for additional capacity to bid on projects

As scale is achieved, margins should improve

Option 2: Sell remaining interest in RMX, cure operational and governance issues, sell remaining E&C business

Immediate announcement of such plans should increase share price; and if sale is successful, maximizes shareholder value in the near term

Acquirer gains/expands presence in Arizona and Nevada markets

Acquirer is beneficiary of strong engineering and construction team, maintaining and building presence in current markets

Option 3: Hold RMX, cure operational and governance issues, build scale via bolt-on acquisitions

Over time, we believe valuation discount ascribed to market and operational issues should contract, but stock would continue to trade a discount to its peers

Option 4: Hold RMX, cure operational and governance issues, sell entire business

Price achieved in sale may fall short of intrinsic value

Option 5: Status Quo

?

V. Potential Strategic Alternatives

VI.          APPENDIX

Historical Trend Analysis

% of Revenue

LTM

2002

2003

2004

2005

9/30/2006

Revenue

100.0%

100.0%

100.0%

100.0%

100.0%

Cost of Sales

95.0%

95.9%

95.8%

91.7%

90.2%

   Gross Margin

5.0%

4.1%

4.2%

8.3%

9.8%

SG&A

4.4%

4.2%

3.9%

4.7%

5.7%

   Operating Income Margin

0.6%

-0.1%

0.3%

3.5%

4.1%

D&A

1.9%

1.8%

1.9%

2.4%

3.0%

   EBITDA Margin

2.5%

1.7%

2.2%

6.0%

7.1%

% Growth

Revenue

-13.2%

2.0%

8.3%

10.2%

NA

COGS

-15.3%

3.0%

8.2%

5.5%

NA

SG&A

-18.2%

-1.6%

0.2%

33.1%

NA

Operating Income

NM

NM

NM

1324.0%

NA

EBITDA

NM

-31.2%

42.0%

201.1%

NA

Source: Company filings.

VI.          APPENDIX

Comparable Company Analysis

Comparable Company Analysis - Meadow Valley Corp.

In millions, except per share data

Stock Price

Market

Enterprise

03/02/07

Cap

Value

Revenue

EBITDA

EPS

GM %

SG&A %

EBITDA

Meadow Valley Corp.

$12.57

$66.1

$66.4

6.8%

43.2%

69.7%

9.8%

5.7%

7.1%

Granite Construction Inc.

$56.86

$2,379.4

$2,011.3

17.2%

1.3%

9.4%

10.0%

6.9%

5.7%

Sterling Construction Co. Inc.

19.16

224.0

209.5

17.8%

22.1%

25.7%

11.9%

4.2%

10.5%

Perini Corp.

34.98

939.7

868.7

30.3%

34.8%

(9.9%)

5.6%

3.2%

2.7%

Matrix Service Co.

16.50

438.1

437.6

19.6%

13.8%

(10.7%)

10.7%

5.2%

6.3%

US Concrete Inc.

$8.02

312.2

603.8

18.6%

20.6%

NM

17.8%

8.4%

9.3%

Max

$56.86

$2,379.4

$2,011.3

30.3%

34.8%

25.7%

17.8%

8.4%

10.5%

Average

27.10

858.7

826.2

20.7%

18.5%

3.6%

11.2%

5.6%

6.9%

Min

8.02

224.0

209.5

17.2%

1.3%

(10.7%)

5.6%

3.2%

2.7%

Meadow Valley Corp.

$12.57

$66.1

$66.4

6.8%

43.2%

69.7%

9.8%

5.7%

7.1%

EPS

Debt /

LTM Profitability

Cash /

LTM

EV/Revenue

EV/EBITDA

P/E

Equity

ROE

ROIC

Share

Meadow Valley Corp.

$0.67

0.4x

4.9x

18.9x

28.6%

19.6%

8.1%

$6.98

Granite Construction Inc.

$2.18

0.7x

11.8x

26.1x

5.0%

12.2%

6.8%

$9.30

Sterling Construction Co. Inc.

1.37

0.8x

8.1x

14.0x

12.6%

23.4%

12.6%

3.84

Perini Corp.

1.54

0.3x

10.8x

22.7x

5.6%

20.7%

15.6%

4.68

Matrix Service Co.

0.65

0.8x

12.7x

25.4x

1.2%

19.3%

15.3%

0.19

US Concrete Inc.

0.49

0.8x

8.2x

16.4x

97.7%

(3.6%)

6.0%

0.35

Max

$2.18

0.8x

12.7x

26.1x

97.7%

23.4%

15.6%

$9.30

Average

1.25

0.7x

10.3x

20.9x

24.4%

14.4%

11.3%

3.67

Min

0.49

0.3x

8.1x

14.0x

1.2%

(3.6%)

6.0%

0.19

Meadow Valley Corp.

$0.67

0.4x

4.9x

18.9x

28.6%

19.6%

8.1%

$6.98

Source: Company filings and CapitalIQ.

3-Year Historical CAGR

LTM Margins / % Revenue

LTM Multiples

VI.          APPENDIX

Comparable Sales Analysis

($ in millions)

Enterprise Value / LTM

Acquiror / Target

Target Description

Attitude

Buyer

Consideration

Revenue

EBITDA

EBIT

5/2/06

Tenaska / Infrastrux

Construction in natural gas, electrical and telecom

Friendly

Cash

Strategic

$275

$275

0.7x

5.5x

13.5x

7/20/05

Maire Engineering / Tecnimont SpA

Italian engineering contractor

Friendly

Strategic

Cash

218

218

na

6.9x

na

7/8/05

Veolia Water Systems / Weir Westgarth

Specialist engineering for water treatment systems

48

48

0.6x

na

na

6/29/05

Layne Christensen Company / Reynolds Inc.

Provides design and construction services

Hostile

Strategic

Cash & Stock

112

112

0.6x

6.2x

na

6/21/05

Amec / NNC Holdings

Nuclear consulting and engineering services

Hostile

Strategic

Stock

46

71

0.5x

na

7.0x

4/14/05

Stantec / The Keith Companies

Engineering and consulting services company

Friendly

Strategic

Mix

210

170

1.7x

10.7x

12.2x

12/19/04

Bank of Scotland / Beck & Pollitzer Eng.

UK based engineering company

56

56

0.7x

11.2x

18.6x

10/7/04

Worley / Parsons E&C

Engineering, procurement, and construction mgmt

Hostile

Strategic

Stock

245

245

na

6.9x

7.9x

9/8/04

QinetiQ Ltd. / Foster-Miller Inc.

Engineering and technology development

163

163

1.4x

7.4x

na

6/23/04

Jacobs Engineering / Babtie

Engineering & construction consultancy

Hostile

Strategic

Stock

167

167

0.5x

9.7x

11.4x

12/12/03

CH2M Hill Comp. / Lockwood Greene Eng.

Engineering, procuerment and construction services

Friendly

Strategic

Cash

96

96

0.0x

na

na

10/23/03

Bilfinger Berger / Abigroup

Paved highway construction services

Friendly

Strategic

Cash

147

156

0.3x

7.6x

12.5x

7/17/02

URS Corp. / EG&G Technical Services

Engineering, procuerment and construction services

Friendly

Strategic

Cash

333

498

0.6x

11.4x

11.4x

6/11/02

BAM Groep / Hollandsche Beton Groep

Construction and civil engineering projects

Friendly

Strategic

Cash

686

1,759

0.4x

9.0x

15.9x

1/16/02

Shaw / IT Group

Engineering, construction and remediation services

Friendly

Strategic

Mix

106

799

0.5x

6.1x

7.1x

11/16/01

Insituform Technologies / Kinsel Industries

Construction of water and sewer pipelines

Friendly

Strategic

Mix

80

80

0.8x

na

na

3/12/01

American Capital Strategies / Roy F. Weston

Environmental engineering and infrastructure reorg.

Friendly

Strategic

53

68

0.3x

8.4x

18.2x

10/31/00

Reliant Services / Miller Pipeline

Construction of natural gas and water pipelines

Friendly

Strategic

Cash

68

68

0.9x

na

na

8/29/00

Chicago Bridge & Iron / Pitt-Des Moines

Engineered construction and water storage

Friendly

Strategic

Mix

84

84

0.3x

5.5x

7.4x

7/31/00

Chicago Bridge & Iron / Howe-Baker

Engineering in the hydrocarbon and refinery industries

Friendly

Strategic

Mix

138

144

0.5x

7.2x

5.5x

7/14/00

John Wood Group / Mustang Engineering

Upstream engineer of oil and gas facilities

Friendly

Strategic

Cash

140

140

0.9x

na

na

7/13/00

Vinci SA / Groupe GTM

Construction and civil engineering projects

Friendly

Strategic

Mix

1,680

2,299

0.3x

4.9x

11.6x

7/6/00

Shaw / Stone & Webster

Engineering, procuerment and construction services

Friendly

Strategic

Cash

144

153

0.1x

nm

nm

4/3/00

MBO / GZA GeoEnvironmental

Engineering, construction and remediation services

Friendly

Financial

Cash

29

24

0.3x

5.7x

10.8x

3/24/00

Mactec / Harding Lawson Associates

Infrastructure engineering, consulting & construction

Friendly

Strategic

Cash

62

62

0.4x

5.8x

8.2x

2/24/00

Oldcastle Materials (CRH Plc.) / Shelly Co

Asphalt and paving contractor

Friendly

Strategic

Cash

362

351

1.1x

5.6x

7.6x

2/16/00

AMEC / AGRA

Infrastructure construction, engineering and services

Frien

Value

Friendly

Strategic

Stock

345

397

0.4x

5.9x

8.4x

12/22/99

GPU/MYR Group

Infrastructure construction company

Friendly

Financial

Cash

206

216

0.5x

11.0x

14.4x

7/7/99

Tilbury Douglas / Brandt PLC

Scaffolding construction and industrial services

Friendly

Strategic

Stock

117

161

1.3x

7.5x

12.8x

5/11/99

IT Group / EMCON

Solid waste services, E&C & consulting

Friendly

Strategic

Cash

62

70

0.5x

9.1x

22.1x

5/5/99

URS Corp. / Dames & Moore

Engineering, transportation and construction services

Friendly

Strategic

Cash

298

585

0.6x

8.0x

10.1x

3/8/99

Anteon / Analysis & Technology

Engineering and information technology services

Friendly

Strategic

Cash

108

115

0.7x

8.7x

10.6x

2/2/99

Obrascon Huarte / Construcciones Lain

Public works and building construction

Friendly

Strategic

Stock

315

315

0.4x

7.3x

17.9x

11/5/98

Jacobs Engineering Corp / Sverdrup Corp.

Design and construction of engineering and test fac.

Friendly

Strategic

Cash

229

229

0.2x

na

na

10/28/98

IT Group / Fluor Daniel GTI

Environmental, engineering and remediation services

Friendly

Strategic

Cash

68

64

0.3x

12.2x

34.2x

9/15/98

Carmeuse Lime / Dravo Corp.

Industrial lime production

Friendly

Strategic

Cash

192

263

1.6x

8.6x

13.6x

4/2/98

International Pacific Investments / Downer

Engineering, construction, and mining contractor

Friendly

Strategic

Stock

120

280

0.4x

7.9x

10.2x

1/15/98

IT Group / OHM

Environmental services to industrial customers

Friendly

Strategic

Mix

323

350

0.7x

8.3x

13.4x

10/17/97

ATC Group / Styx Partners / Stairway Cap.

Infrastructure engineering and landfill design services

Friendly

Financial

Cash

98

138

1.0x

10.6x

11.6x

8/19/97

URS Corp. / Woodward Clyde

Engineering and infrastructure project services

Friendly

Strategic

Mix

100

100

0.3x

na

na

3/20/96

CRH / Jack B. Parson

Aggregates, asphalt and paving

Friendly

Strategic

Cash

62

87

0.8x

na

na

MEDIAN

$138

$156

0.5x

7.6x

11.6x

MEAN

$205

$285

0.6x

8.0x

12.6x

MVCO

$66

$66

0.4x

4.9x

8.6x

Ann. Date

Equity Value

Enterprise